UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
---------------
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2010

Kraig Biocraft Laboratories, INC.

(Exact name of Registrant as specified in charter)

Wyoming	333-146316	83-0459707
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

120 N. Washington Square, Suite 805, Lansing, Michigan	48933
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (517) 336-0807

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐           Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 4.01       Changes in Registrant’s Certifying Accountant.

On August 12, 2010, Kraig Biocraft Laboratories, INC. (the “Company”) terminated the engagement of Webb & Company, P.A. (“Webb & Co.”) as the Company’s independent registered public accounting firm.  The termination was approved by the Company’s Board of Directors.

Concurrent with this action, the Company engaged, Board of Directors of the Company appointed, PS Stephenson & Company PC. (“PS Stephenson & Co.”) as the Company’s independent registered public accounting firm. PS Stephenson & Co. is located at 1609 N. Richmond Road, Wharton,  Texas 77488.

The Company’s financial statements for the fiscal years ended December 31, 2009 and 2008 were audited by Webb & Co. Other than the going concern qualification, Webb & Co.’s report on the Company’s financial statements for the most recent fiscal year did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2009 and 2008 and through the date of termination there were no disagreements with Webb & Co. on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Webb & Co., would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements for such years.

During the fiscal years ended December 31, 2009 and 2008 and through the date of termination,  Webb & Co. advised the Company that the internal controls necessary for the Company to develop reliable financial statements are not effective because of material weaknesses in the Company’s internal control over financial reporting. These material weaknesses include (i) the Company does not have a system in place to ensure all of its consulting agreements are timely reconciled to the financial statements; and (ii) the Company failed to properly account for the embedded derivative liability associated with the CEO’s employment agreement in the Company’s quarterly and annual reports. The Company is currently taking steps to address these material weaknesses.

The Company has provided Webb & Co. with a copy of this Form 8-K prior to its filing with the SEC and requested Webb & Co. to furnish a letter addressed to the SEC stating whether it agrees with the statements made above. Attached as Exhibit 16.1 is a copy of Webb & Co.’s letter to the SEC, dated August 17, 2010.

During the period the Company engaged Webb & Co., neither the Company nor anyone on the Company's behalf consulted with PS Stephenson & Co. regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements and either a written report was provided to the Company or oral advice was provided that PS Stephenson & Co. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

The Company has authorized and requested Webb & Co. to respond fully to all inquiries of PS Stephenson & Co.

Item 9.01          Financial Statements and Exhibits.

(d)      Exhibits.

     The following are filed as exhibits to this report:

Exhibit No.	Description
Exhibit 16.1	Letter dated August 17, 2010 from Webb & Co. to the Securities Exchange Commission.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2010
Kraig Biocraft Laboratories, INC.
(Registrant)

By:	/s/ Kim Thompson
Kim Thompson
Title:	CEO